Exhibit 10.39

October 30th, 2020

John Keeler | Chairman / CEO

Blue Star Foods Corp.

3000 NW 109th Ave, Doral, FL 33172

United States

AMendment No. 1 TO INVESTMENT BANKING Agreement

Dear Mr. Keeler:

Reference is made to that certain Investment Banking Agreement (“Original Agreement”) dated as of July 1st, 2020 by and between Newbridge Securities Corporation (“Newbridge”) and Blue Star Foods Corp. and its subsidiaries, affiliates, beneficiaries, successors and assigns (collectively, the “Company”).

Pursuant to this Amendment No. 1 to Investment Banking Agreement (“Amendment”), Newbridge and the Company will amend Section 2 of the Original Agreement as set forth below.

Section 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

2.	Term; Termination of Engagement.

The term of this engagement shall be for twelve (12) months from the date of this Agreement (the “Term”. Nevertheless, Newbridge’s engagement may be terminated by either the Company or Newbridge at any time upon 15 days written notice to that effect to the other party. If the Company terminates this Agreement without Cause (as defined below), Newbridge shall be paid its full Corporate Advisory Fee under Section 4. “Cause” means a material breach of this Agreement by Newbridge; which breach shall not have been cured within a reasonable period following written notice of the breach to Newbridge by the Company.

The provisions of this Section 2 and of Sections 5, 6 and 7 of this Agreement shall survive termination.

All other provisions of the Original Agreement shall remain unchanged and shall continue in full force and effect.

Sincerely,

Newbridge Securities Corporation

By:	/s/ Robert Abrams
Robert Abrams
General Counsel & Chief Compliance Officer
Managing Director, Investment Banking

Blue Star Foods Corp.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chairman / CEO

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor

1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531

www.newbridgesecurities.com